Exhibit 10.1

Execution Version

WRITTEN CONSENT AND VOTING AGREEMENT

by and between

BLUEFOCUS INTERNATIONAL LIMITED

and

THE STOCKHOLDER NAMED HEREIN

dated as of September 6, 2017

WRITTEN CONSENT AND VOTING AGREEMENT

This WRITTEN CONSENT AND VOTING AGREEMENT (this “Agreement”), is made and entered into as of September 6, 2017, by and between BlueFocus International Limited, a private company limited by shares registered in Hong Kong (the “Parent”), and the stockholder of the Company (as hereafter defined) identified on this signature page hereto (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, prior to the execution of this Agreement, the Parent and Cogint, Inc., a Delaware corporation (the “Company”), have entered into a Business Combination Agreement, dated as of September 6, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Combination Agreement”), pursuant to which, among other things, the Parent will acquire shares of common stock, par value $0.0005 per share, of the Company (“Company Common Stock”), for and in consideration of the Parent’s contribution to the Company of the cash and other consideration set forth in the Combination Agreement, and the Company will effect the Spin-Off and the Cash Dividend, in each case in accordance with the terms and conditions of the Combination Agreement and the Spin-Off Agreements, as applicable.

WHEREAS, the Stockholder is the record owner and/or Beneficial Owner of the number of Existing Shares (as defined below) as set forth on Schedule I attached hereto;

WHEREAS, the Stockholder and certain other stockholders of the Company are also parties to that certain Stockholders’ Agreement, dated December 8, 2015, among the Company, the Stockholder and the other stockholders party thereto (the “Existing Stockholders’ Agreement”); and

WHEREAS, in connection with the Transactions, the parties wish to provide for certain voting and ownership obligations with respect to the Covered Shares (as defined below) and to terminate the Existing Stockholders’ Agreement, each as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1 Defined Terms.

The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Combination Agreement and the interpretation provisions set forth in Section 1.3 of the Combination Agreement shall also apply to this Agreement.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to the Stockholder, the Stockholder’s Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company and any shares of the Company Common Stock or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.

“Equity Award Covered Shares” means, with respect to the Stockholder, any shares of Company Common Stock that are issued (i) to the Stockholder after the date hereof pursuant to an award of restricted stock issued under the Company Stock Plans or (ii) to the Stockholder pursuant to any outstanding Company Restricted Stock Unit.

“Existing Shares” means, with respect to the Stockholder, the number of shares of Company Common Stock Beneficially Owned and/or owned of record by the Stockholder, as set forth on Schedule I attached hereto.

“Expiration Date” means any date upon which the Combination Agreement is validly terminated in accordance with its terms.

“Permitted Transfer” means a Transfer of Covered Shares by the Stockholder (i) to an Affiliate of the Stockholder or to such Stockholder’s family or by will or intestate succession to such Stockholder’s family or to a trust or other entity, the beneficiaries or equity holders of which are exclusively such Stockholder or members of such Stockholder’s family, provided that, (a) such Affiliate shall remain an Affiliate of the Stockholder at all times following such Transfer during the term of this Agreement and (b) prior to the effectiveness of such Transfer, such Affiliate or transferee, as the case may be, executes and delivers to the Parent a written agreement, in form and substance reasonably acceptable to the Parent, to assume all of the Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as the Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as the Stockholder shall have made hereunder or (ii) a Transfer of up to 40% (or 50%, in the case of any Legacy Stockholder that resides in New York state) of any Equity Award Covered Shares (or an equivalent amount of other Covered Shares Beneficially Owned by such Legacy Stockholder) by the Stockholder in order to pay any Tax that will become due from the Stockholder in connection with the issuance of the Equity Award Covered Shares.

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“Record Shares” means any Covered Shares owned of record by the Stockholder.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the subject property or securities.

ARTICLE II

VOTING

2.1 Agreement to Vote.

(a) The Stockholder hereby agrees that, concurrently with or immediately following the execution and delivery of this Agreement and subject to Section 2.1(d), the Stockholder has executed and delivered or will execute and deliver a written consent in the form of Exhibit A attached hereto (the “Written Consent”) to the Company and the Parent.

(b) In addition, the Stockholder hereby irrevocably and unconditionally agrees that during the period beginning on the date hereof and ending on the earliest of (x) the Closing, (y) the Expiration Date, or (z) the termination of this Agreement in accordance with its terms, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder and that the Record Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Record Shares as to which the Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Record Shares (A) in favor of (1) the issuance of the Purchased Shares, (2) the change of control resulting from the issuance of the Purchased Shares, (3) an amendment to the Charter to increase the number of shares of authorized Company Common Stock to 400,000,000 shares to provide a sufficient number of shares of Company Common Stock for the issuance of the Purchased Shares, (4) an amendment to the Charter to effect the Reverse Stock Split immediately prior to the issuance of the

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Purchased Shares, (5) such other amendments to the Charter as contemplated by Section 2.3(a) of the Combination Agreement and (6) an increase of 1,000,000 shares under the 2015 Plan to allow for certain equity award grants prior to the Closing, each pursuant to the Combination Agreement, and any proposal directly related to and in furtherance of the Transactions or the Spin-Off, as reasonably requested by the Parent, submitted for the vote or written consent of stockholders, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of such matters on the date on which the meeting is held, (B) against any action or agreement submitted for the vote or written consent of stockholders that would reasonably be expected to result in a breach of any representation or warranty or any other obligation or agreement of (I) the Company contained in the Combination Agreement, which breach would reasonably be expected to result in the failure of any of Parent’s conditions to close in the Combination Agreement, or (II) the Stockholder contained in this Agreement, and (C) against any Acquisition Proposal and against any other action, agreement or transaction submitted for the vote or written consent of stockholders that would reasonably be expected to adversely affect in any material respect or prevent the consummation of the Transactions, the Spin-Off or the other transactions contemplated by the Combination Agreement, the Spin-Off Agreements or this Agreement or the performance by the Company of its obligations under the Combination Agreement or the Spin-Off Agreements or by the Stockholder of its obligations under this Agreement.

(c) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(d) The obligations of the Stockholder specified in Section 2.1(a) and Section 2.1(b) shall apply whether or not any action described above is recommended by the Company Board (or any committee thereof).

2.2 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement and the Written Consent and except as may be permitted by Section 5.4(b), it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares with respect to any of the matters described in Section 2.1(b)(ii) (the “Voting Matters”), (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares with respect to any of the Voting Matters and (c) has not taken and shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing any of its obligations under this Agreement. The Stockholder hereby represents that all proxies or powers of attorney given by the Stockholder prior to the execution of this Agreement in respect of the voting of the Stockholder’s Record Shares with respect to the Voting Matters, if any, are not irrevocable and the Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies or powers of attorney affecting the Stockholder’s Record Shares with respect to the Voting Matters.

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ARTICLE III

STOCKHOLDERS’ AGREEMENTS

3.1 Termination of the Existing Stockholders’ Agreement. Pursuant to Section 5.1 of the Existing Stockholders’ Agreement, the Stockholder (together with the Company Stockholders entering into similar voting agreements on or around the date hereof), representing the majority in interest of each of (i) the Principal Stockholders (as defined in the Stockholders’ Agreement), on the one hand, and (ii) the Fluent Stockholders (as defined in the Stockholders’ Agreement), on the other hand, hereby terminate the Existing Stockholders’ Agreement effective as of the Closing, and the Existing Stockholders’ Agreement and the rights and obligations thereunder shall thereafter be of no further force or effect as of the Closing.

3.2 New Stockholders’ Agreement. The Parent and the Stockholder each hereby agrees that, concurrently with or immediately following the execution and delivery of this Agreement, such party has executed and delivered or will execute and deliver a stockholders’ agreement in the form of Exhibit B attached hereto to each of the other parties thereto (the “New Stockholders’ Agreement”), which New Stockholders’ Agreement shall become effective as of the Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. To the extent that the Stockholder is a corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, estate, trust, firm or other enterprise, associate, organization or entity, such Stockholder is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation. The Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no additional corporate actions on the part of the Stockholder or its respective partners, stockholders, trustees, managers or members, as applicable, are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(b) Ownership. Except for shares underlying unvested restricted stock units (or for undelivered shares underlying vested restricted stock units) or as otherwise set forth on Schedule I, (i) the Stockholder’s Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through and on the Closing will be, Beneficially Owned and/or owned of record by the Stockholder (except as may result from the Reverse Stock Split), (ii) the Stockholder has good and marketable title to the Stockholder’s Existing Shares, free and clear of any Encumbrances, (iii) as of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by the Stockholder, and (iv) except for the rights granted to the Parent hereby, the Stockholder has and will have at all times through the Closing sole voting power to control the vote and consent as contemplated herein, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Closing.

(c) No Violation. The execution, delivery and performance of this Agreement and the Written Consent by the Stockholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of formation or other comparable governing documents, as applicable, of the Stockholder, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which the Stockholder is a party or by which it is bound (including the Stockholders’ Agreement) or (iii) violate any Law or Order applicable to the Stockholder or by which any of the Stockholder’s assets or properties is bound, except in each case of the foregoing as would not, either individually or in the aggregate, impair in any material respect the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement and the Written Consent by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports with the SEC and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay in any material respect the performance by the Stockholder of any of its obligations hereunder.

(e) Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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(f) Finder’s Fees. Except as disclosed pursuant to the Combination Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or at the direction of the Stockholder.

(g) Reliance by the Parent. The Stockholder understands and acknowledges that the Parent has entered into the Combination Agreement in reliance upon the Stockholder’s execution and delivery of the Written Consent and this Agreement and the representations and warranties of the Stockholder contained herein. The Stockholder understands and acknowledges that the Combination Agreement governs the terms of the Transactions and the other transactions contemplated thereby and the Spin-Off Agreement governs the terms of the Spin-Off and the other transactions contemplated thereby.

ARTICLE V

OTHER COVENANTS

5.1 Prohibition on Transfers, Other Actions. During the term of this Agreement, the Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including by tendering into a tender or exchange offer), unless such Transfer is a Permitted Transfer, (ii) enter into any agreement, arrangement or understanding with any Person (other than the Parent), or knowingly take any other action, that violates or conflicts with the Stockholder’s representations, warranties, covenants and obligations under this Agreement or (iii) knowingly take any action that could restrict in any material respect the Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Additionally, Michael Brauser agrees to cause Marlin Capital Partners, LLC to adhere to this Section 5.1 of this Agreement with respect to 1,000,000 restricted stock units (or underlying shares of Company Common Stock) in the Company held by Marlin Capital Partners, LLC (as appropriately adjusted for any stock split or reverse stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), as though such securities were Covered Shares under this Agreement. Any Transfer in violation of this provision shall be void ab initio.

5.2 Voting of Beneficial Ownership. During the term of this Agreement, the Stockholder agrees that it will use its reasonable best efforts to vote any Company Common Stock it Beneficially Owns in the same manner as required of Record Shares under Article II herein if necessary to achieve requisite voting thresholds under applicable law or the rules of an applicable national securities exchange.

5.3 Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and stock distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

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5.4 No Solicitation.

(a) Except as set forth in this Section 5.4, the Stockholder hereby agrees that it shall, and shall direct its Representatives to, immediately cease any discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal. During the term of this Agreement and except as permitted by Section 5.4(b), the Stockholder agrees that it shall not, and it shall not authorize any of its Affiliates or Representatives to, directly or indirectly, (i) solicit, initiate, or knowingly facilitate or encourage (including by providing information in a manner designed to knowingly encourage) the submission of any Acquisition Proposal to the Company, (ii) enter into or participate in any discussions or negotiations with, or furnish any confidential information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, to any third party for the purpose of knowingly facilitating or encouraging (or which could reasonably be expected to facilitate or encourage) an Acquisition Proposal, (iii) approve, endorse or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or any proposal or offer that is intended to lead to an Acquisition Proposal or requires the Company to abandon the Combination Agreement, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the Exchange Act) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock in connection with any vote or other action on any of the Voting Matters, other than to recommend that stockholders of the Company vote in favor of the Voting Matters and as otherwise expressly provided in this Agreement or to otherwise vote or consent with respect to Covered Shares in a manner that would not violate Section 2.1 or (v) agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take the actions set forth in Section 5.5(b) of the Combination Agreement with respect to an Acquisition Proposal, the Stockholder and its Affiliates and Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal or Superior Proposal with the Person making such Acquisition Proposal, provided that (i) the Stockholder has not breached this Section 5.4 and (ii) such action by the Stockholder and its Affiliates and Representatives would be permitted to be taken by the Company pursuant to Section 5.5(b) of the Combination Agreement.

(c) For the purposes of this Section 5.4, the Company will be deemed not to be an Affiliate or Subsidiary of the Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) will be deemed not to be a Representative or Affiliate of the Stockholder.

5.5 Notice of Acquisitions; Proposals Regarding Prohibited Transactions. The Stockholder hereby agrees to notify the Parent in writing as promptly as practicable (and in any event within 24 hours) (a) following such acquisition by the Stockholder of the number of any additional shares of Company Common Stock or other securities of the Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof and (b) the receipt of any Acquisition Proposal, and shall disclose the material terms of such Acquisition Proposal.

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5.6 Disclosure. The Stockholder hereby authorizes the Company and the Parent to publish and disclose in any announcement or disclosure required by the SEC in connection with the Transactions and the Spin-Off the Stockholder’s identity and ownership of the Stockholder’s Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

5.7 SpinCo Business. Notwithstanding anything to the contrary, nothing contained in Section 5.4 or Section 5.5 shall limit, restrict or in any way affect any action proposed, taken or omitted by any Stockholder solely with respect to the IDI Business, SpinCo Assets, or any of the SpinCo Subsidiaries. For purposes of clarity, as used herein, “Acquisition Proposal” excludes any sale solely of the IDI Business, SpinCo Assets, or SpinCo Subsidiaries, whether by sale of equity securities, assets, merger, combination or otherwise.

ARTICLE VI

MISCELLANEOUS

6.1 Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Expiration Date, (ii) the Closing and (iii) any delivery of written notice by the Parent to the Stockholder of termination of this Agreement, and upon the occurrence of the earliest of such events this Agreement shall terminate and be of no further force; provided, however, that the provisions of this Section 6.1, Section 6.2 and Sections 6.4 through 6.12 shall survive any termination of this Agreement. Nothing in this Section 6.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

6.2 Stop Transfer Order. In furtherance of this Agreement, the Stockholder hereby authorizes and agrees it will instruct the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Covered Shares held of record by the Stockholder.

6.3 No Ownership Interest. Nothing contained in this Agreement or the Written Consent shall be deemed to vest in the Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by facsimile or email (upon confirmation of receipt) if received prior to 5:00 p.m. New York time on a Business Day or, if received after 5:00 p.m. New York time, on the next following Business Day, or (b) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), addressed as follows:

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If to the Parent to:

BlueFocus International Limited

600 Lexington Avenue, 6th Floor

New York, NY 10022

Attn:         He Shen, Chief Financial Officer

Email:       he.shen@bluefocus.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street Boston, MA 02116 Attn: Graham Robinson Laura Knoll Fax: (617) 573-4822 Email: graham.robinson@skadden.com laura.knoll@skadden.com	525 University Avenue Palo Alto, CA 94301 Attn: Michael Mies Fax: (650) 798-6510 Email: michael.mies@skadden.com

If to the Stockholder:

To the address set forth opposite the Stockholder’s name on Schedule I attached hereto.

6.5 Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

6.6 Entire Agreement. This Agreement and the documents and instruments and other agreements between the parties as contemplated by or referred to herein, including the Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties and their respective Affiliates with respect to the subject matter hereof and thereof.

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6.7 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement is governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law thereof.

(b) Each of the parties (i) to the fullest extent permitted by Law, irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 6.4 or in such other manner as may be permitted by applicable Law, and nothing in this Section 6.7 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. The Parent and the Stockholder agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

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6.8 Specific Performance. Each party agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the other parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder) in order to consummate this Agreement in accordance with its specified terms or otherwise breach such provisions. Each party acknowledges and agrees that the other parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement by such party and to enforce specifically the terms and provisions hereof. Each party agrees not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by such party on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. When seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, a party will not be required to provide any bond or other security in connection with such injunction or enforcement, and the other parties irrevocably waive any right that they may have to require the obtaining, furnishing or posting of any such bond or other security.

6.9 Amendment; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of the Parent and the Stockholder. At any time and from time to time prior to the termination of this Agreement, any party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of any other party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

6.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.11 Successors and Assigns; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that the Parent will have the right to assign all or any portion of its respective rights and obligations pursuant to this Agreement in connection with any assignment of the Combination Agreement to any Subsidiary of the Parent to the extent permitted by the Combination Agreement, provided that no such assignment shall relieve the

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Parent of any of its obligations pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. No assignment by any party, including pursuant to the foregoing clauses, will relieve such party of any of its obligations hereunder. The parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder.

6.12 Stockholder Capacity. Nothing in this Agreement shall limit or restrict the Stockholder (if he or she serves as a member of the Company Board) from acting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement shall apply to the Stockholder solely in his or her capacity as a stockholder of the Company and shall not apply to any such actions, judgments or decisions as a director of the Company.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

BLUEFOCUS INTERNATIONAL LIMITED

By:	/s/ He Shen
Name: He Shen
Title: Authorized Signatory

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

FROST GAMMA INVESTMENTS TRUST

By:	/s/ Phillip Frost
Name: Phillip Frost, M.D
Title: Trustee

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ Ryan Schulke RYAN SCHULKE

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ Matthew Conlin MATTHEW CONLIN

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

MATTHEW CONLIN 2017 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Matthew Conlin
Name: Matthew Conlin
Title: Trustee

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

CONLIN FAMILY FOUNDATION

By:	/s/ Matthew Conlin
Name: Matthew Conlin
Title: Co-Trustee

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

RSMC PARTNERS, LLC

By:	/s/ Ryan Schulke
Name: Ryan Schulke
Title: Managing Member

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

/s/ Michael Brauser MICHAEL BRAUSER

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

BIRCHTREE CAPITAL, LLC

By:	/s/ Michael Brauser
Name: Michael Brauser
Title: Manager

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

BSIG LLC

By:	/s/ Michael Brauser
Name:	Michael Brauser
Title:	Managing Member

[Signature Page to Written Consent and Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

GRANDER HOLDINGS, INC. 401K

By: /s/ Michael Brauser
Name: Michael Brauser
Title: Trustee

[Signature Page to Written Consent and Voting Agreement]

Schedule I

Stockholder

Stockholder	Address	Shares of Company Common Stock held of Record	Shares of Company Common Stock held in Street Name
Frost Gamma Investments Trust	Frost Gamma Investments Trust 4400 Biscayne Blvd. 15th Floor Miami, FL 33137 Attn: Veronica Miranda	14,919,061	802,480
Ryan Schulke*	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke	5,827,200	237,337
RSMC Partners, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke and Matthew Conlin	2,000,000	0
Matthew Conlin	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	4,208,160	169,820
Matthew Conlin 2017 Grantor Retained Annuity Trust	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	1,077,040	0
Conlin Family Foundation	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	0	20,000
Michael Brauser**	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	20,000	302,235
Birchtree Capital, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	954,116	419,530
BSIG LLC***	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	16,259	0
Grander Holdings, Inc. 401K	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	2,030,945	113,700

*	Mr. Schulke’s father owns 5,119 shares of Company Common Stock that do not and will not constitute Existing Shares or Covered Shares hereunder.
**	Marlin Capital Partners, LLC owns certain restricted stock units in the Company. Mr. Brauser owns 50% of the economic interests in Marlin Capital Partners, LLC, but does not have voting or dispositive control over such restricted stock units or the underlying shares. No shares of Company Common Stock owned or acquired by Marlin Capital Partners, LLC shall constitute Existing Shares or Covered Shares hereunder.
***	Entity is owned and controlled 50% by Mr. Brauser.

Exhibit A

Form of

Written Consent

[Included as Exhibit B to Exhibit 2.1 of this Form 8-K]

Exhibit B

Form of

Stockholders’ Agreement

[Included as Exhibit 10.2 to this Form 8-K]